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                                                                    EXHIBIT 23.7



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of our report dated February 14, 1997 on the combined financial statements of Maroone Automotive Group as of December 31, 1996 and 1995 and for the years then ended included in Republic Industries, Inc.'s Form 8-K dated February 27, 1997 and to the reference to our Firm included in the "Experts" section of this registration statement.


/s/ Crowe, Chizek and Company LLP

CROWE, CHIZEK AND COMPANY LLP


Fort Lauderdale, Florida
September 15, 1997